ADMINISTRATION AGREEMENT

                                     BETWEEN

                               DEUTSCHE PORTFOLIOS

                                       AND

                         IBT TRUST COMPANY (CAYMAN) LTD.



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                            ADMINISTRATION AGREEMENT


         THIS ADMINISTRATION AGREEMENT is made as of September 28, 1997 by and between the Deutsche Portfolios, a New York business trust (the "Fund"), and IBT Trust Company (Cayman) Ltd.
("IBT").

         WHEREAS, the Fund, on behalf of the portfolios listed on APPENDIX 1 hereto, desires to retain IBT to render certain administrative services to the Fund, with respect to each of its portfolios (the "Portfolios") and IBT is willing to render such services.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Fund hereby appoints IBT to act as Administrator of the Fund on the terms set forth in this Agreement. IBT accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. The Fund has furnished IBT with copies properly certified or authenticated of each of the following:

                  (a) Resolutions of the Fund's Trustees authorizing the appointment of IBT to provide certain administrative services to the Fund and approving this Agreement;

                  (b) The Fund's Declaration of Trust and all amendments thereto (the "Declaration");

                  (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

                  (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements"); and

                  (e) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for IBT in the proper performance of its duties hereunder.

                  The Fund will immediately furnish IBT with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify IBT as soon as possible of any matter which may materially affect the performance by IBT of its services under this Agreement.

         3. DUTIES OF ADMINISTRATOR. Subject to the supervision and direction of the Trustees of the Fund, IBT, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in APPENDIX 2 hereto. IBT may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such APPENDIX 2executed by both parties. At such time, the fee schedule included in APPENDIX 3 hereto shall be appropriately amended.

                  In performing all services under this Agreement, IBT shall act in conformity with the Fund's Declaration and By-Laws, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's offering documents, as the same may be amended from time to time. Notwithstanding any item discussed herein, IBT has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.



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         4. DUTIES OF THE FUND. The Fund agrees to make its legal counsel available to IBT for instruction with respect to any matter of law arising in connection with IBT's duties hereunder, and the Fund further agrees that IBT shall be entitled to rely on such instruction without further investigation on the part of IBT.

         5.  FEES AND EXPENSES.

                  (a) For the services to be rendered and the facilities to be furnished by IBT, as provided for in this Agreement, the Fund will compensate IBT in accordance with the fee schedule attached as APPENDIX 3 hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of IBT for which IBT shall be entitled to bill the Fund separately and for which the Fund shall reimburse IBT.

                  (b) IBT shall not be required to pay any expenses incurred by the Fund.

         6.  LIMITATION OF LIABILITY.

                  (a) IBT, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify IBT, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of IBT in the performance of such obligations and duties or by reason of its reckless disregard thereof.

                  (b) IBT may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and IBT shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. IBT shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. IBT shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by IBT from the Fund.

                  (c) In the event IBT is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, IBT shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

                  (d) In no event shall IBT be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.






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         7.  TERMINATION OF AGREEMENT.

                  (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless (i) the Fund delivers a notice of non-renewal to IBT no later than six months prior to the expiration of the Initial Term, or (ii) IBT delivers a notice of non-renewal to the Fund no later than one year prior to the expiration of the Initial Term.

                           (i) Either party hereto may terminate this Agreement
prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within 90 days of receipt of written notice from the non- violating party of such violation.

                           (ii) The Fund may terminate this Agreement during any
Renewal Term upon six months written notice to IBT. IBT may terminate this Agreement during any Renewal term upon one year notice to the Fund. Any termination pursuant to this paragraph 7.1(b) shall be effective upon expiration of such notice period.

                  (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of IBT relating to its performance of its duties as Administrator.

         8.  MISCELLANEOUS.

                  (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or IBT shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                           To the Fund:

                                    Deutsche Portfolios
                                    c/o IBT Trust Company (Cayman) Ltd.
                                    P.O. Box 501
                                    Cardinal Avenue
                                    Georgetown, Grand Cayman
                                    Attention:  Carmen Thompson

                                    With a copy to:
                                    Deutsche Fund Management, Inc.
                                    31 W. 52nd Street
                                    New York, NY 10019
                                    Attention:  President


                           To IBT:

                                    IBT Trust Company (Cayman) Ltd.
                                    P.O. Box 501
                                    Cardinal Avenue
                                    Georgetown, Grand Cayman
                                    Attention:  Carmen Thompson





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                                    With a copy to:
                                    Investors Bank & Trust Company
                                    200 Clarendon Street
                                    Boston, MA  02117-9130
                                    Attention: John E. Henry, General Counsel

                  (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

                  (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

                  (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

                  (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         9.  PROPERTY OF THE FUND AND CONFIDENTIALITY.

            9.1 The Fund's records, including all those maintained hereunder by the Bank, whether in magnetic media, hard copy, film form or other format, shall be the Fund's property for all purposes, and the Bank shall treat confidentially and as proprietary information of the fund all such records and other information relative to the Fund which is not independently available to the Bank or in the public domain, and shall use such records only in connection with the performance of its duties hereunder and for no other purpose. In particular, the Bank agrees:

                  (a) that all information and data so acquired by it or its employees, agents or contractors under this Agreement, or in contemplation thereof, shall be and shall remain the Fund's exclusive property;

                  (b) to inform its employees, agents or contractors engaged in handling such information and data of the confidential nature of such information and data;

                  (c) to limit access to such information and data to authorized employees, agents or contractors of the Bank and the Fund who have a need to know and use such information and data in connection with this Agreement and the services to be supplied herein;

                  (d) to keep, and have their employees, agents and contractors keep , any and all such information and data confidential;

                  (e) not to copy or publish or disclose such information and data to others or authorize their employees, agents, contractors or anyone else, to copy or publish or disclose such information and data to others without the other party's prior written approval, except if required by a state or federal court or agency, and in such an event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law; and

                  (f) that upon termination of this Agreement, all records and other confidential information of the Fund in the possession of the Bank shall be returned to the Fund or its designated





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successor custodian, offshore agent, administrator, subadministrator or fund accountant, as provided herein.

         The confidentiality provisions noted above will survive termination of this Agreement for a period of two years.

         The parties further agree that this Agreement will be considered confidential during the term of its existence, that access to it will be limited to those employees, agents, contractors or other persons who have a need to know of or utilize the Agreement (including, without being limited to, the fund's Trustees or Trustees, the auditors and counsel to the Fund, and Deutsche Fund Management, Inc. or any of its affiliates), and that neither party will publish or disclose the Agreement to others without the other party's prior written approval except if required by a state or federal court or agency, and in such event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law.

            9.2 RELIEF. The Bank recognizes that the property and proprietary information of the Fund is unique, and that the Fund cannot be fully compensated by money damages and would be irreparably harmed by the disclosure of its confidential information and data in violation of the provisions of Paragraph
9.1. The Bank therefore agrees that the Fund may seek immediate relief at equity for any failure to comply with Paragraph 9.1 hereof, in addition to any other remedies the Fund may have in law or in equity.

         10. CONFIDENTIALITY OF IBT INFORMATION. The Fund agrees that any non-public information obtained hereunder concerning IBT is confidential and may not be disclosed without the prior written consent of IBT, except as may be required by applicable law or at the request of a governmental agency. The Fund further agrees that a breach of this provision would irreparably damage IBT and the Fund accordingly agrees that IBT is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

         11. USE OF NAME. The Fund shall not use the name of IBT or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by IBT prior thereto in writing; provided however, that the approval of IBT shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

         12. SIGNATURE LICENSE. IBT shall remain a licensee of Signature Financial Group, Inc. with respect to the trademarks of Hub(R) and Spoke(R)1 and related proprietary rights during the term of this Agreement.


--------
1 "Hub" and "Spoke" and "Hub and Spoke" are registered trademarks of Signature Financial Group, Inc.




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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                                 DEUTSCHE PORTFOLIOS


                                                 By:
                                                 Name:
                                                 Title:


                                                 IBT TRUST COMPANY (CAYMAN) LTD.


                                                 By:
                                                 Name:
                                                 Title:









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                                   APPENDIX 1


                                   PORTFOLIOS

                         Provesta Portfolio (US Dollar)
                          Investa Portfolio (US Dollar)
                      Japanese Equity Portfolio (US Dollar)
                        Global Bond Portfolio (US Dollar)
                       European Bond Portfolio (US Dollar)
                       Top 50 World Portfolio (US Dollar)
                       Top 50 Europe Portfolio (US Dollar)
                        Top 50 Asia Portfolio (US Dollar)
                         Top 50 US Portfolio (US Dollar)
                      US Money Market Portfolio (US Dollar)





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                                   APPENDIX 2

                                    SERVICES


Registration with Cayman Authorities

Filing and maintenance of governing documents, offshore registration documents, and offshore regulatory reports

Maintenance of telephone line

1    Provision of authorized signatures

1    Authorization and filing of financial statements

1    Filing of tax return and N-SAR

1    Cayman legal compliance

1    Approval of annual expense budget

1    Authorization of expenses (with Treasurer approval)

1    Distribution of Board materials

1    Authorization of fund distributions (omnibus accounts)

1    Distribution of dividends and capital gains (omnibus accounts)

1    Authorization of shareholder trades (omnibus accounts)

1 Distribution of shareholder statements, tax forms, and shareholder reports (omnibus accounts)

1    Maintenance of shareholder register (omnibus accounts)

1    Maintenance of necessary offshore books and records

1    Maintenance of omnibus accounts

1    Receipt and response to literature requests